EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Creative Medical Technology Holdings, Inc. of our report dated March 20, 2026, relating to our audits of the December 31, 2025 and 2024 financial statements, in the prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie

Haynie

Salt Lake City, Utah

June 25, 2026